EXHIBIT INDEX

EXHIBIT A:
  Attachment to item 77B:
  Accountant's report on internal control.

EXHIBIT B:
  Attachment to item 77Q1:
  Exhibits
 - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

EXHIBIT A:
Report of Independent Accountants

To the Board of Directors and Shareholders of Credit Suisse Warburg Pincus Global Financial Services Fund, Inc.

In planning and performing our audit of the financial statements of Credit Suisse Warburg Pincus Global Financial Services Fund, Inc. (the "Fund") for the period ended August 31, 2001, we considered its internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on internal control.

The management of the Fund is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of controls. Generally, controls that are relevant to an audit pertain to the entity's objective of preparing financial statements for external purposes that are fairly presented in conformity with generally accepted accounting principles. Those controls include the safeguarding of assets against unauthorized acquisition, use or disposition.

Because of inherent limitations in internal control, errors or fraud may occur and not be detected. Also, projection of any evaluation of internal control to future periods is subject to the risk that controls may become inadequate because of changes in conditions or that the effectiveness of their design and operation may deteriorate.

Our consideration of internal control would not necessarily disclose all matters in internal control that might be material weaknesses under standards established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving internal control and its operation, including controls for safeguarding securities, that we consider to be material weaknesses as defined above as of August 31, 2001.

This report is intended solely for the information and use of the Board of Directors, management and the Securities and Exchange
Commission and is not intended to be and should not be used by anyone other than these specified parties.

PricewaterhouseCoopers LLP
October 15, 2001



EXHIBIT B:
Credit Suisse Warburg Pincus Global Financial Services Fund, Inc.
(formerly Warburg, Pincus Global Financial Services Fund, Inc.)
SUB-ITEM 77Q1: Exhibits

(a)
(1) Articles of Amendment of Articles of Incorporation of
     Warburg, Pincus Global Financial Services Fund, Inc.
(2) Amendment to the By-Laws of
     Warburg, Pincus Global Financial Services Fund, Inc.


(1)                    ARTICLES OF AMENDMENT
                                OF
                     ARTICLES OF INCORPORATION
                                OF
          WARBURG, PINCUS GLOBAL FINANCIAL SERVICES FUND, INC.

Warburg, Pincus Global Financial Services Fund, Inc.
(the "Corporation"), a corporation organized and existing under and by virtue of the Maryland General Corporation Law, hereby certifies that:
FIRST: Article II of the Charter of the Corporation is amended to read as follows:
ARTICLE II
NAME
The name of the corporation is Credit Suisse Warburg
Pincus Global Financial Services Fund, Inc.
SECOND: The above amendment to the Charter was unanimously approved by the Board of Directors. The amendment is limited to a change expressly permitted by 2-605 of the Maryland General Corporation Law to be made without action by the stockholders and the Corporation is registered as an open-end investment company under the Investment Company Act of 1940, as amended.
THIRD: The above amendment to the Charter shall become effective as of March 26, 2001.
IN WITNESS WHEREOF, the undersigned officers of the Corporation have executed these Articles of Amendment and do hereby acknowledge that these Articles of Amendment are the act and deed of the Corporation and that, to the best of their knowledge, information and belief, the matters and facts contained herein with respect to authorization and approval are true in all material respects, under penalties of perjury.

DATE: February 27, 2001
/s/Hal Liebes
Hal Liebes
Vice President and Secretary

ATTEST:
/s/Gregory N. Bressler
Gregory N. Bressler
Assistant Secretary




(2)                  Amendment to the By-Laws
                                 of
          Warburg, Pincus Global Financial Services Fund, Inc.

Pursuant to Article VIII of the By-Laws of Warburg, Pincus Global
Financial Services Fund, Inc., the name has changed to Credit
Suisse Warburg Pincus Global Financial Services Fund, Inc.

Dated the 26th day of March, 2001